News Release

Virtus Investment Partners Announces Financial Results for the First Quarter 2018

▪	EPS of $2.77; EPS, as Adjusted, of $2.59

▪	Total Sales of $5.4B; Net Flows of ($0.7B); Long-Term AUM of $87.4B

Hartford, CT, April 27, 2018 - Virtus Investment Partners, Inc. (NASDAQ: VRTS) today reported financial results for the three months ended March 31, 2018.

Financial Highlights (Unaudited)
(in millions, except per share data or as noted)

	Three Months Ended			Three Months Ended
	3/31/2018	3/31/2017	Change	12/31/2017	Change

U.S. GAAP Financial Measures
Revenues	$129.0	$79.8	62%	$128.0	1%
Operating expenses	$106.4	$69.7	53%	$100.0	6%
Operating income (loss)	$22.6	$10.0	125%	$28.0	(19%)
Operating margin	17.5%	12.6%		21.9%
Net income (loss) attributable to common stockholders	$21.2	$10.9	94%	$3.4	N/M
Earnings (loss) per share - diluted	$2.77	$1.62	71%	$0.46	N/M
Weighted average shares outstanding - diluted	8.411	6.773	24%	7.433	13%

Non-GAAP Financial Measures (1)
Revenues, as adjusted	$108.3	$64.7	67%	$109.4	(1%)
Operating expenses, as adjusted	$75.5	$51.2	47%	$70.3	7%
Operating income (loss), as adjusted	$32.8	$13.5	143%	$39.1	(16%)
Operating margin, as adjusted	30.3%	20.9%		35.7%
Net income (loss) attributable to common stockholders, as adjusted	$21.8	$8.6	153%	$21.9	—%
Earnings (loss) per share - diluted, as adjusted	$2.59	$1.16	123%	$2.60	—%
Weighted average shares outstanding - diluted, as adjusted	8.411	7.447	13%	8.413	—%

(1) See the information beginning on page 11 for reconciliations to the most directly comparable U.S. GAAP measures and other important disclosures
N/M - Not Meaningful

Earnings Summary

The company presents U.S. GAAP and non-GAAP earnings information in this release. Management believes that the non-GAAP financial measures presented most accurately reflect the company’s operating results from providing investment management and related services to individuals and institutions and uses these measures to evaluate financial performance. Non-GAAP financial measures have material limitations and should not be viewed in isolation or as a substitute for U.S. GAAP measures. Reconciliations of the non-GAAP financial measures to the most comparable U.S. GAAP measures can be found beginning on page 11 of this earnings release.

Virtus Investment Partners, Inc. 2.

Asset Flows and Assets Under Management
(in billions)

	Three Months Ended			Three Months Ended
	3/31/2018	3/31/2017	Change	12/31/2017	Change
Ending long-term assets under management (1)	$87.4	$48.0	82%	$88.8	(2%)
Ending total assets under management	$89.1	$48.0	86%	$91.0	(2%)
Average long-term assets under management (1)	$88.9	$46.4	92%	$87.8	1%
Average total assets under management	$90.6	$46.4	95%	$91.4	(1%)
Gross sales	$5.4	$3.3	66%	$4.1	32%
Net flows	$(0.7)	$0.5	N/M	$(0.8)	(5%)

(1) Excludes assets under management in liquidity strategies, including in certain open-end mutual funds and institutional accounts
N/M - Not Meaningful

Long-term assets under management were $87.4 billion at March 31, 2018 compared with $88.8 billion at December 31, 2017, with the change primarily attributable to net outflows and market depreciation. Total assets under management at March 31, 2018, which included $1.6 billion of assets in liquidity strategies, were $89.1 billion.
Total sales increased 32 percent sequentially to $5.4 billion, reflecting higher sales in open-end funds and the issuance of a $0.4 billion Collateralized Loan Obligation (CLO). When compared to the prior-year quarter, total sales increased 66 percent due to higher sales in open-end funds, structured products, and institutional.
Mutual fund sales of $3.8 billion increased 43 percent sequentially and 86 percent over the prior-year quarter, primarily reflecting continued growth in sales in domestic equity strategies. Higher sales in fixed income and international equity strategies also contributed to the sequential-quarter increase.
Total net flows improved modestly to ($0.7) billion from ($0.8) billion sequentially, as positive contributions from structured products, open-end funds, and ETFs were offset primarily by net outflows in institutional accounts. Net outflows in institutional were largely the result of partial redemptions in existing client accounts in high yield and option strategies.
Mutual fund net flows were positive $0.1 billion, an improvement from ($0.6) billion sequentially and ($0.1) billion in the prior-year quarter, due primarily to net inflows in domestic equity strategies and improved net flows in fixed income strategies, primarily bank loans.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 3.

GAAP Results

Operating income decreased sequentially to $22.6 million from $28.0 million as seasonally higher employment costs more than offset a 7 percent decrease in other operating expenses and a 1 percent increase in revenues. First-quarter operating expenses included $3.1 million of acquisition and integration costs, a decrease from $3.4 million in the fourth quarter.
Income tax expense of $6.5 million decreased 73 percent from the fourth quarter, which included a $13.1 million non-cash charge that reflected the impact of the Tax Cuts and Jobs Act.
First-quarter net income per diluted share of $2.77 included $0.32 of realized and unrealized gains on investments, ($0.58) of seasonally higher employment expenses, and ($0.26) of acquisition and integration costs. Fourth-quarter net income per diluted share of $0.46 included ($1.76) from the tax charge, ($0.30) of realized and unrealized losses on investments, and ($0.28) of acquisition and integration costs.
Weighted average diluted shares outstanding increased 13 percent to 8.4 million from 7.4 million sequentially, primarily as a result of the calculation of the "if-converted" method in the quarter, which determined that the impact of the assumed conversion of the preferred shares was more dilutive than the deduction of preferred dividends from net income.
Non-GAAP Results
Revenues, as adjusted, of $108.3 million decreased 1 percent sequentially, as the impact of both higher average assets and a blended fee rate were offset by two fewer days in the quarter. Operating expenses, as adjusted, increased sequentially due to higher employment expenses, as adjusted, primarily due to $6.8 million of seasonally higher employment expenses, including payroll taxes and benefits related to the timing of annual incentive payments. Other operating expenses, as adjusted, decreased by $1.0 million from the prior quarter, which included $0.9 million of transaction costs related to the pending investment in Sustainable Growth Advisers (SGA).
Operating income, as adjusted, and the related margin were $32.8 million and 30 percent, respectively, compared with $39.1 million and 36 percent in the sequential quarter. Excluding the $6.8 million of seasonally higher expenses, operating income, as adjusted, and the related margin were $39.6 million and 37 percent, respectively.
Net income attributable to common stockholders, as adjusted, was $21.8 million, which included a $0.6 million increase in other income, as adjusted, related to earnings on equity method investments. Diluted earnings per share, as adjusted, were $2.59 compared with $2.60 sequentially, as the impact of the seasonally higher employment expenses were offset by a lower effective tax rate, as adjusted, and the increase in other income, as adjusted.
Interest and dividends earned on seed and CLO investments, which are not included in net income, as adjusted, were $3.4 million, an increase from $2.6 million in the prior quarter.

The effective tax rate, as adjusted, was 28 percent, a decrease from 39 percent in the sequential quarter, reflecting the impact of the Tax Cuts and Jobs Act.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 4.

Select Balance Sheet Items (Unaudited)
(in millions)

	As of			As of
	3/31/2018	3/31/2017	Change	12/31/2017	Change
Cash and cash equivalents	$80.8	$235.9	(66%)	$132.1	(39%)
Debt	$245.4	$—	N/M	$248.3	(1%)
Total equity attributable to stockholders	$608.8	$552.4	10%	$588.5	3%

Working capital (1)	$82.9	$224.8	(63%)	$76.3	9%
Net debt (cash) (2)	$177.9	$(235.9)	N/M	$127.2	40%

(1) Defined as cash and cash equivalents plus accounts receivable, net, less accrued compensation and benefits, accounts payable and accrued liabilities, dividends payable, and contingent consideration
(2) Defined as gross debt less cash and cash equivalents
N/M - Not Meaningful

Cash and cash equivalents at March 31, 2018 decreased 39 percent from December 31, 2017, due primarily to the timing of annual incentive payments and an investment in the newly issued CLO that more than offset cash generated.
The net leverage ratio, which is net debt to EBITDA (in accordance with the company's credit agreement), was 1.0x at March 31, 2018 compared with 0.7x at December 31, 2017.
In February, the company refinanced its term loan and secured an additional $105.0 million of term loan debt that will be drawn at the closing of the pending investment in SGA. The refinancing lowered the variable rate of interest on the existing term loan and increased the company's financial flexibility by removing a financial maintenance covenant.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 5.

Conference Call

Virtus Investment Partners management will host an investor conference call on Friday, April 27, at 10 a.m. Eastern to discuss these financial results and related matters. The webcast of the call can be accessed in the Investor Relations section of www.virtus.com, or by telephone at 877-930-7765 if calling from within the U.S. or 253-336-7413 if calling from outside the U.S. (Conference ID: 4149655). The presentation that will be reviewed as part of the conference call will be available prior to the call in the Investor Relations section of www.virtus.com. A replay of the call will be available through May 4, 2018 by telephone at 855-859-2056 if calling from within the U.S. or 404-537-3406 if calling from outside the U.S. (Conference ID: 4149655).

About Virtus Investment Partners

Virtus Investment Partners (NASDAQ: VRTS) is a distinctive partnership of boutique investment managers singularly committed to the long-term success of individual and institutional investors. Virtus offers access to a variety of investment styles across multiple disciplines to meet a wide array of investor needs, and provides products and services through affiliated managers and select subadvisers, each with a distinct investment style, autonomous investment process and individual brand. Its affiliates include Ceredex Value Advisors, Duff & Phelps Investment Management, Kayne Anderson Rudnick Investment Management, Newfleet Asset Management, Rampart Investment Management, Seix Investment Advisors, Silvant Capital Management, and Virtus ETF Solutions. Additional information can be found at www.virtus.com.

Contacts

Jeanne Hess, Investor Relations (860) 263-4730 jeanne.hess@virtus.com	Joe Fazzino, Media Relations (860) 263-4725 joe.fazzino@virtus.com

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 6.

U.S. GAAP Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Three Months Ended			Three Months Ended
	3/31/2018	3/31/2017	Change	12/31/2017	Change
Revenues
Investment management fees	$100,476	$59,271	70%	$100,447	—%
Distribution and service fees	12,607	10,783	17%	11,618	9%
Administration and transfer agent fees	15,738	8,981	75%	15,840	(1%)
Other income and fees	207	741	(72%)	119	74%
Total revenues	129,028	79,776	62%	128,024	1%
Operating Expenses
Employment expenses	60,696	39,641	53%	54,602	11%
Distribution and other asset-based expenses	22,291	15,323	45%	20,348	10%
Other operating expenses	16,862	13,226	27%	18,215	(7%)
Operating expenses of consolidated investment products	511	642	(20%)	659	(22%)
Restructuring and severance	—	—	N/M	102	(100%)
Depreciation expense	1,015	664	53%	1,019	—%
Amortization expense	5,036	233	N/M	5,064	(1%)
Total operating expenses	106,411	69,729	53%	100,009	6%
Operating Income (Loss)	22,617	10,047	125%	28,015	(19%)
Other Income (Expense)
Realized and unrealized gain (loss) on investments, net	438	297	47%	22	N/M
Realized and unrealized gain (loss) of consolidated investment products, net	2,259	4,444	(49%)	(2,932)	N/M
Other income (expense), net	1,319	646	104%	506	161%
Total other income (expense), net	4,016	5,387	(25%)	(2,404)	N/M
Interest Income (Expense)
Interest expense	(3,858)	(243)	N/M	(3,909)	(1%)
Interest and dividend income	721	188	284%	847	(15%)
Interest and dividend income of investments of consolidated investment products	21,403	5,656	278%	20,787	3%
Interest expense of consolidated investment products	(14,549)	(2,857)	409%	(13,142)	11%
Total interest income (expense), net	3,717	2,744	35%	4,583	(19%)
Income (Loss) Before Income Taxes	30,350	18,178	67%	30,194	1%
Income tax expense (benefit)	6,523	4,433	47%	24,551	(73%)
Net Income (Loss)	23,827	13,745	73%	5,643	322%
Noncontrolling interests	(527)	(718)	(27%)	(145)	263%
Net Income (Loss) Attributable to Stockholders	23,300	13,027	79%	5,498	324%
Preferred stockholder dividends	(2,084)	(2,084)	—%	(2,084)	—%
Net Income (Loss) Attributable to Common Stockholders	$21,216	$10,943	94%	$3,414	N/M
Earnings (Loss) Per Share - Basic	$2.95	$1.67	77%	$0.48	N/M
Earnings (Loss) Per Share - Diluted	$2.77	$1.62	71%	$0.46	N/M
Cash Dividends Declared Per Preferred Share	$1.81	$1.81	—%	$1.81	—%
Cash Dividends Declared Per Common Share	$0.45	$0.45	—%	$0.45	—%
Weighted Average Shares Outstanding - Basic (in thousands)	7,198	6,542	10%	7,176	—%
Weighted Average Shares Outstanding - Diluted (in thousands)	8,411	6,773	24%	7,433	13%

N/M - Not Meaningful

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 7.

Assets Under Management - Product and Asset Class
(in millions)

	Three Months Ended
	3/31/2017	06/30/2017	9/30/2017	12/31/2017	3/31/2018
By product (period end):
Open-End Funds (1)	$24,716.8	$41,452.8	$42,397.7	$43,077.6	$43,202.5
Closed-End Funds	6,814.3	6,707.2	6,735.4	6,666.2	6,132.7
Exchange Traded Funds	863.3	968.8	955.7	1,039.2	980.2
Retail Separate Accounts	9,312.1	12,351.1	13,057.2	13,936.8	14,012.3
Institutional Accounts	5,711.3	20,639.1	20,630.5	20,815.9	19,411.2
Structured Products	602.0	2,899.8	3,360.0	3,298.8	3,704.6
Total Long-Term	$48,019.8	$85,018.8	$87,136.5	$88,834.5	$87,443.5
Liquidity (2)	—	3,570.6	3,431.4	2,128.7	1,641.6
Total	$48,019.8	$88,589.4	$90,567.9	$90,963.2	$89,085.1

By product (average) (3)
Open-End Funds (1)	$24,157.6	$30,651.6	$42,080.9	$42,840.1	$43,751.4
Closed-End Funds	6,786.1	6,809.6	6,758.1	6,726.0	6,346.1
Exchange Traded Funds	759.2	900.8	945.0	958.3	1,045.7
Retail Separate Accounts	8,463.6	10,143.7	12,345.5	13,051.9	13,923.3
Institutional Accounts	5,603.2	10,795.1	20,728.6	20,933.1	20,165.8
Structured Products	603.3	1,392.9	3,111.1	3,304.0	3,619.1
Total Long-Term	$46,373.0	$60,693.7	$85,969.2	$87,813.4	$88,851.4
Liquidity (2)	—	1,328.6	3,331.1	3,635.1	1,787.6
Total	$46,373.0	$62,022.3	$89,300.3	$91,448.5	$90,639.0

By asset class (period end):
Equity	$27,990.5	$41,672.6	$43,147.9	$45,779.8	$45,892.8
Fixed Income	15,908.7	39,102.1	39,741.7	38,740.0	37,999.2
Alternatives (4)	4,120.6	4,244.1	4,246.9	4,314.7	3,551.5
Liquidity (2)	—	3,570.6	3,431.4	2,128.7	1,641.6
Total	$48,019.8	$88,589.4	$90,567.9	$90,963.2	$89,085.1

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 8.

Assets Under Management - Average Net Management Fees Earned (5)
(in basis points)

	Three Months Ended
	3/31/2017	6/30/2017	9/30/2017	12/31/2017	3/31/2018
All Products
Open-End Funds (1)	50.5	50.7	47.9	50.1	50.3
Closed-End Funds	66.2	65.8	66.0	66.0	66.3
Exchange Traded Funds	31.7	27.2	27.0	15.7	18.2
Retail Separate Accounts	53.9	49.7	46.6	46.1	47.6
Institutional Accounts	37.2	32.7	31.0	31.2	31.8
Structured Products (6)	33.5	33.5	47.1	38.8	39.2
All Long-Term Products	51.3	48.3	44.8	45.4	46.0
Liquidity (2)	—	11.4	6.0	8.5	11.8
All Products	51.3	47.5	43.4	43.9	45.3

(1) Represents assets under management of U.S. 1940 Act mutual funds and Undertakings for Collective Investments in Transferable Securities (UCITS)
(2) Represents assets under management in liquidity strategies, including in certain open-end funds and institutional accounts
(3) Averages are calculated as follows:
- Funds - average daily or weekly balances
- Retail Separate Accounts - prior-quarter ending balance or average of month-end balances in quarter
- Institutional Accounts and Structured Products - average of month-end balances in quarter
(4) Consists of real estate securities, master-limited partnerships, options strategies and other
(5) Represents net investment management fees divided by average assets. Net investment management fees are investment management fees, as adjusted, less fees paid to third-party service providers for investment management related services, which impacted the fee rate in the three months ended March 31, 2018 for Open-End Funds and All Products by 0.5 and 0.4 basis points, respectively
(6) Includes incentive fees earned in the three months ended September 30, 2017, December 31, 2017, and March 31, 2018 which impacted the fee rate by 10.2, 1.4 and 0.2 basis points, respectively

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 9.

Assets Under Management - Asset Flows by Product
(in millions)

	Three Months Ended
	3/31/2017	6/30/2017	9/30/2017	12/31/2017	3/31/2018
Open-End Funds (1)
Beginning balance	$23,432.8	$24,716.8	$41,452.8	$42,397.7	$43,077.6
Inflows	2,032.7	2,253.9	2,842.5	2,647.8	3,783.6
Outflows	(2,134.7)	(2,278.6)	(2,872.7)	(3,275.0)	(3,662.2)
Net flows	(102.0)	(24.7)	(30.2)	(627.2)	121.4
Market performance	1,444.5	1,212.3	1,040.7	1,409.5	69.8
Other (2)	(58.5)	15,548.4	(65.6)	(102.4)	(66.3)
Ending balance	$24,716.8	$41,452.8	$42,397.7	$43,077.6	$43,202.5

Closed-End Funds
Beginning balance	$6,757.4	$6,814.3	$6,707.2	$6,735.4	$6,666.2
Inflows	—	—	—	—	—
Outflows	(81.6)	(31.2)	—	—	—
Net flows	(81.6)	(31.2)	—	—	—
Market performance	280.8	16.4	124.4	22.8	(406.1)
Other (2)	(142.3)	(92.3)	(96.2)	(92.0)	(127.4)
Ending balance	$6,814.3	$6,707.2	$6,735.4	$6,666.2	$6,132.7

Exchange Traded Funds
Beginning balance	$596.8	$863.3	$968.8	$955.7	$1,039.2
Inflows	265.7	185.1	104.1	177.7	139.5
Outflows	(23.0)	(51.3)	(28.9)	(49.4)	(63.2)
Net flows	242.7	133.8	75.2	128.3	76.3
Market performance	34.6	(8.5)	4.2	(8.8)	(77.5)
Other (2)	(10.8)	(19.8)	(92.5)	(36.0)	(57.8)
Ending balance	$863.3	$968.8	$955.7	$1,039.2	$980.2

Retail Separate Accounts
Beginning balance	$8,473.5	$9,312.1	$12,351.1	$13,057.2	$13,936.8
Inflows	689.2	656.2	704.4	680.5	701.3
Outflows	(297.9)	(455.7)	(480.1)	(512.5)	(786.5)
Net flows	391.3	200.5	224.3	168.0	(85.2)
Market performance	453.8	341.6	478.3	722.4	160.7
Other (2)	(6.5)	2,496.9	3.5	(10.8)	—
Ending balance	$9,312.1	$12,351.1	$13,057.2	$13,936.8	$14,012.3

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 10.

Assets Under Management - Asset Flows by Product (continued)
(in millions)

	Three Months Ended
	3/31/2017	6/30/2017	9/30/2017	12/31/2017	3/31/2018
Institutional Accounts
Beginning balance	$5,492.7	$5,711.3	$20,639.1	$20,630.5	$20,815.9
Inflows	277.7	357.1	439.9	609.7	423.0
Outflows	(191.9)	(612.1)	(893.7)	(1,000.4)	(1,649.7)
Net flows	85.8	(255.0)	(453.8)	(390.7)	(1,226.7)
Market performance	138.3	168.1	451.1	581.9	(172.7)
Other (2)	(5.5)	15,014.7	(5.9)	(5.8)	(5.3)
Ending balance	$5,711.3	$20,639.1	$20,630.5	$20,815.9	$19,411.2

Structured Products
Beginning balance	$613.1	$602.0	$2,899.8	$3,360.0	$3,298.8
Inflows	—	—	474.3	—	383.6
Outflows	(16.7)	(224.0)	(55.6)	(49.5)	—
Net flows	(16.7)	(224.0)	418.7	(49.5)	383.6
Market performance	10.3	13.5	37.1	4.8	37.9
Other (2)	(4.7)	2,508.3	4.4	(16.5)	(15.7)
Ending balance	$602.0	$2,899.8	$3,360.0	$3,298.8	$3,704.6

Total Long-Term
Beginning balance	$45,366.3	$48,019.8	$85,018.8	$87,136.5	$88,834.5
Inflows	3,265.3	3,452.3	4,565.2	4,115.7	5,431.0
Outflows	(2,745.8)	(3,652.9)	(4,331.0)	(4,886.8)	(6,161.6)
Net flows	519.5	(200.6)	234.2	(771.1)	(730.6)
Market performance	2,362.3	1,743.4	2,135.8	2,732.6	(387.9)
Other (2)	(228.3)	35,456.2	(252.3)	(263.5)	(272.5)
Ending balance	$48,019.8	$85,018.8	$87,136.5	$88,834.5	$87,443.5

Liquidity
Beginning balance	$—	$—	$3,570.6	$3,431.4	$2,128.7
Other (2)	—	3,570.6	(139.2)	(1,302.7)	(487.1)
Ending balance	$—	$3,570.6	$3,431.4	$2,128.7	$1,641.6

Total
Beginning balance	$45,366.3	$48,019.8	$88,589.4	$90,567.9	$90,963.2
Inflows	3,265.3	3,452.3	4,565.2	4,115.7	5,431.0
Outflows	(2,745.8)	(3,652.9)	(4,331.0)	(4,886.8)	(6,161.6)
Net flows	519.5	(200.6)	234.2	(771.1)	(730.6)
Market performance	2,362.3	1,743.4	2,135.8	2,732.6	(387.9)
Other (2)	(228.3)	39,026.8	(391.5)	(1,566.2)	(759.6)
Ending balance	$48,019.8	$88,589.4	$90,567.9	$90,963.2	$89,085.1

(1) Represents assets under management of U.S. 1940 Act mutual funds and Undertakings for Collective Investment in Transferable Securities (UCITS)
(2) Represents open-end and closed-end fund distributions net of reinvestments, the net change in assets from liquidity strategies, and the impact on net flows from non-sales related activities such as asset acquisitions/(dispositions), seed capital investments/(withdrawals), structured products reset transactions and the use of leverage

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 11.

Non-GAAP Information and Reconciliations
(in thousands except per share data)

The following are reconciliations and related notes of the most comparable U.S. GAAP measure to each non-GAAP measure.

The non-GAAP financial measures included in this release differ from financial measures determined in accordance with U.S. GAAP as a result of the reclassification of certain income statement items, as well as the exclusion of certain expenses and other items that are not reflective of the earnings generated from providing investment management and related services. Non-GAAP financial measures have material limitations and should not be viewed in isolation or as a substitute for U.S. GAAP measures.

Reconciliation of Total Revenues, GAAP to Total Revenues, as Adjusted:

	Three Months Ended
	3/31/2018	3/31/2017	12/31/2017
Total revenues, GAAP	$129,028	$79,776	$128,024
Distribution and other asset-based expenses (1)	(22,291)	(15,323)	(20,348)
Consolidated investment products revenues (2)	1,576	286	1,681
Total revenues, as adjusted	$108,313	$64,739	$109,357

Reconciliation of Total Operating Expenses, GAAP to Operating Expenses, as Adjusted:

	Three Months Ended
	3/31/2018	3/31/2017	12/31/2017
Total operating expenses, GAAP	$106,411	$69,729	$100,009
Distribution and other asset-based expenses (1)	(22,291)	(15,323)	(20,348)
Consolidated investment products expenses (2)	(511)	(642)	(659)
Amortization of intangible assets (3)	(5,036)	(233)	(5,064)
Acquisition and integration expenses (4)	(3,092)	(1,629)	(3,380)
Other (5)	20	(669)	(256)
Total operating expenses, as adjusted	$75,501	$51,233	$70,302

Reconciliation of Operating Income (Loss), GAAP to Operating Income (Loss), as Adjusted:

	Three Months Ended
	3/31/2018	3/31/2017	12/31/2017
Operating income (loss), GAAP	$22,617	$10,047	$28,015
Consolidated investment products (earnings) loss (2)	2,087	928	2,340
Amortization of intangible assets (3)	5,036	233	5,064
Acquisition and integration expenses (4)	3,092	1,629	3,380
Other (5)	(20)	669	256
Operating income (loss), as adjusted	$32,812	$13,506	$39,055

Operating margin, GAAP	17.5%	12.6%	21.9%
Operating margin, as adjusted	30.3%	20.9%	35.7%

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 12.

Reconciliation of Net Income (Loss) Attributable to Common Stockholders, GAAP to Net Income (Loss) Attributable to Common Stockholders, as Adjusted:

	Three Months Ended
	3/31/2018	3/31/2017	12/31/2017
Net income (loss) attributable to common stockholders, GAAP	$21,216	$10,943	$3,414
Amortization of intangible assets, net of tax (3)	3,626	143	3,085
Acquisition and integration expenses, net of tax (4)	2,255	1,001	2,059
Other, net of tax (5)	1,176	2,209	14,389
Seed capital and CLO investments (earnings) loss, net of tax (6)	(6,447)	(5,679)	(1,072)
Net income (loss) attributable to common stockholders, as adjusted	$21,826	$8,617	$21,875

Weighted Average Shares Outstanding - Diluted	8,411	6,773	7,433
Preferred stockA	—	674	980
Weighted Average Shares Outstanding - Diluted, as adjusted	$8,411	$7,447	$8,413

Earnings (Loss) Per Share - Diluted, GAAP	$2.77	$1.62	$0.46
Earnings (Loss) Per Share - Diluted, as adjusted	$2.59	$1.16	$2.60
A Assumes conversion of preferred shares to common shares at the 20-day volume-weighted average common stock price as of period end, subject to a conversion price range of $110 to $132 per share, resulting in a conversion ratio range of 0.9091 to 0.7576

Reconciliation of Income (Loss) Before Taxes, GAAP to Income (Loss) Before Taxes, as Adjusted:

	Three Months Ended
	3/31/2018	3/31/2017	12/31/2017
Income (loss) before taxes, GAAP	$30,350	$18,178	$30,194
Consolidated investment products (earnings) loss (2)	(527)	(718)	(145)
Amortization of intangible assets (3)	5,036	233	5,064
Acquisition and integration expenses (4)	3,132	1,629	3,380
Other (5)	(20)	669	256
Seed capital and CLO investments (earnings) loss (6)	(7,588)	(5,967)	(2,839)
Income (loss) before taxes, as adjusted	$30,383	$14,024	$35,910

Reconciliation of Income Tax Expense (Benefit), GAAP to Income Tax Expense (Benefit), as Adjusted:

	Three Months Ended
	3/31/2018	3/31/2017	12/31/2017
Income tax expense (benefit), GAAP	$6,523	$4,433	$24,551
Tax impact of amortization of intangible assets (3)	1,410	90	1,979
Tax impact of acquisition and integration expenses (4)	877	628	1,321
Tax impact of other (5)	888	544	(12,049)
Tax impact of seed capital and CLO investments (earnings) loss (6)	(1,141)	(288)	(1,767)
Income tax expense (benefit), as adjusted	$8,557	$5,407	$14,035

Effective tax rate, GAAPA	21.5%	24.4%	81.3%
Effective tax rate, as adjustedB	28.2%	38.6%	39.1%
A Reflects income tax expense (benefit), GAAP, divided by income (loss) before taxes, GAAP
B Reflects income tax expense (benefit), as adjusted, divided by income (loss) before taxes, as adjusted

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 13.

Reconciliation of Investment Management Fees, GAAP to Investment Management Fees, as Adjusted:

	Three Months Ended
	3/31/2018	3/31/2017	12/31/2017
Investment management fees, GAAP	$100,476	$59,271	$100,447
Consolidated investment products fees (2)	1,571	242	1,667
Investment management fees, as adjusted	$102,047	$59,513	$102,114

Reconciliation of Administration and Transfer Agent Fees, GAAP to Administration and Transfer Agent Fees, as
Adjusted:

	Three Months Ended
	3/31/2018	3/31/2017	12/31/2017
Administration and transfer agent fees, GAAP	$15,738	$8,981	$15,840
Consolidated investment products fees (2)	1	34	9
Administration and transfer agent fees, as adjusted	$15,739	$9,015	$15,849

Reconciliation of Employment Expenses, GAAP to Employment Expenses, as Adjusted:

	Three Months Ended
	3/31/2018	3/31/2017	12/31/2017
Employment expenses, GAAP	$60,696	$39,641	$54,602
Acquisition and integration expenses (4)	(1,903)	—	(2,009)
Employment expenses, as adjusted	$58,793	$39,641	$52,593

Reconciliation of Restructuring and Severance, GAAP to Restructuring and Severance, as Adjusted:

	Three Months Ended
	3/31/2018	3/31/2017	12/31/2017
Restructuring and severance, GAAP	$—	$—	$102
Acquisition and integration expenses (4)	—	—	(102)
Restructuring and severance, as adjusted	$—	$—	$—

Reconciliation of Other Operating Expenses, GAAP to Other Operating Expenses, as Adjusted:

	Three Months Ended
	3/31/2018	3/31/2017	12/31/2017
Other operating expenses, GAAP	$16,862	$13,226	$18,215
Acquisition and integration expenses (4)	(1,189)	(1,629)	(1,269)
Other (5)	20	(669)	(256)
Other operating expenses, as adjusted	$15,693	$10,928	$16,690

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 14.

Reconciliation of Total Other Income (Expense), Net, GAAP to Total Other Income (Expense), Net, as Adjusted:

	Three Months Ended
	3/31/2018	3/31/2017	12/31/2017
Total other income (expense), net GAAP	$4,016	$5,387	$(2,404)
Consolidated investment products total other (income) expense, net (2)	1,291	493	3,138
Seed capital and CLO investments total other (income) expense, net (6)	(4,186)	(5,234)	(228)
Total other income (expense), net as adjusted	$1,121	$646	$506

Notes to Reconciliations:

1.
Distribution and other asset-based expenses - Primarily payments to third-party distribution partners and third-party service providers for providing services to investors in our sponsored funds and payments to third-party service providers for investment management-related services. Management believes that making this adjustment aids in comparing the company’s operating results with other asset management firms that do not utilize intermediary distribution partners or third-party service providers.

2.
Consolidated investment products - Revenues and expenses generated by operating activities of majority-owned mutual funds and CLOs that are consolidated in the financial statements. Management believes that excluding these operating activities to reflect net revenues and expenses of the company prior to the consolidation of these products is consistent with the approach of reflecting its operating results from managing third-party client assets.

3.
Amortization of intangible assets - Non-cash amortization expense or impairment expense, if any, attributable to acquisition-related intangible assets. Management believes that making this adjustment aids in comparing the company’s operating results with other asset management firms that have not engaged in acquisitions.

4.
Acquisition and integration expenses - Expenses that are directly related to acquisition and integration activities. Acquisition expenses include transaction closing costs, certain professional fees, and financing fees. Integration expenses include costs incurred that are directly attributable to combining businesses, including compensation, restructuring and severance charges, professional fees, consulting fees, and other expenses. Management believes that making these adjustments aids in comparing the company’s operating results with other asset management firms that have not engaged in acquisitions.

Components of Acquisition and Integration Expenses for the respective periods are shown in the    table below:

	Three Months Ended
Acquisition and Integration Expenses	3/31/2018	3/31/2017	12/31/2017
Employment expenses	$1,903	$—	$2,009
Restructuring and severance	—	—	102
Other operating expenses	1,189	1,629	1,269
Interest expense	40	—	—
Total Acquisition and Integration Expenses	$3,132	$1,629	$3,380

5.
Other - Certain expenses that are not reflective of the ongoing earnings generation of the business. In addition, it includes income tax expense (benefit) items, such as adjustments for uncertain tax positions, changes in tax law, valuation allowances and other unusual or infrequent items not related to current operating results to reflect a normalized effective rate. Preferred dividends are adjusted as the shares are mandatorily convertible into common shares at the end of three years and the non-GAAP weighted average shares are adjusted to reflect the conversion. Management believes that making these adjustments aids in comparing the company’s operating results with prior periods.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 15.

Components of Other for the respective periods are shown in the table below:

	Three Months Ended
Other	3/31/2018	3/31/2017	12/31/2017
System transition expenses	$(20)	$669	$256
Tax impact of system transition expenses	6	(258)	(100)
Tax impact of Tax Cuts and Jobs Act	—	—	13,059
Other discrete tax adjustments	(894)	(286)	(910)
Total tax related items	$(888)	$(544)	$12,049
Preferred stockholder dividends	2,084	2,084	2,084
Total Other	$1,176	$2,209	$14,389

6.
Seed capital and CLO investments earnings (loss) - Gains and losses (realized and unrealized), dividends and interest income generated by seed capital and CLO investments. Earnings or losses generated by investments in seed capital and CLO investments can vary significantly from period to period and do not reflect the company’s operating results from providing investment management and related services. Management believes that making this adjustment aids in comparing the company’s operating results with prior periods and with other asset management firms that do not have meaningful seed capital and CLO investments.

Definitions:

Revenues, as adjusted, comprise the fee revenues paid by clients for investment management and related services. Revenues, as adjusted, for purposes of calculating net income attributable to common stockholders, as adjusted, differ from U.S. GAAP revenues in that they are reduced by distribution and other asset-based expenses that are generally passed through to external parties, and exclude the impact of consolidated investment products.

Operating expenses, as adjusted, is calculated to reflect expenses from ongoing continuing operations. Operating expenses, as adjusted, for purposes of calculating net income attributable to common stockholders, as adjusted, differ from U.S. GAAP expenses in that they exclude amortization or impairment, if any, of intangible assets, restructuring and severance, the impact of consolidated investment products, acquisition and integration-related expenses and certain other expenses that do not reflect the ongoing earnings generation of the business.

Operating margin, as adjusted, is a metric used to evaluate efficiency represented by operating income, as adjusted, divided by revenues, as adjusted.

Earnings (loss) per share, as adjusted, represent net income (loss) attributable to common stockholders, as adjusted, divided by weighted average shares outstanding, as adjusted, on either a basic or diluted basis.

Forward-Looking Information
This press release contains statements that are, or may be considered to be, forward-looking statements. All statements that are not historical facts, including statements about our beliefs or expectations, are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995, as amended. These statements may be identified by such forward-looking terminology as “expect,” “estimate,” "intent," "plan," “intend,” “believe,” “anticipate,” “may,” “will,” “should,” “could,” “continue,” “project,” “opportunity,” “predict,” “would,” “potential,” “future,” “forecast,” “guarantee,” “assume,” “likely,” “target” or similar statements or variations of such terms.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 16.

Our forward-looking statements are based on a series of expectations, assumptions and projections about our company and the markets in which we operate, are not guarantees of future results or performance, and involve substantial risks and uncertainty including assumptions and projections concerning our assets under management, net asset inflows and outflows, operating cash flows, business plans and ability to borrow, for all future periods. All of our forward-looking statements are as of the date of this release only. The company can give no assurance that such expectations or forward-looking statements will prove to be correct. Actual results may differ materially.
Our business and our forward-looking statements involve substantial known and unknown risks and uncertainties, including those discussed under “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and
Results of Operations” in our 2017 Annual Report on Form 10-K as well as the following risks and uncertainties: (a) any reduction in our assets under management; (b) withdrawal, renegotiation or termination of investment advisory agreements; (c) damage to our reputation; (d) failure to comply with investment guidelines or other contractual requirements; (e) inability to satisfy financial covenants and payments related to our indebtedness; (f) inability to attract and retain key personnel; (g) challenges from the competition we face in our business; (h) adverse regulatory and legal developments; (i) unfavorable changes in tax laws or limitations; (j) adverse developments related to unaffiliated subadvisers; (k) negative implications of changes in key distribution relationships; (l) interruptions in or failure to provide critical technological service by us or third parties; (m) volatility associated with our common and preferred stock; (n) adverse civil litigation and government investigations or proceedings; (o) risk of loss on our investments; (p) inability to make quarterly common and preferred stock distributions; (q) lack of sufficient capital on satisfactory terms; (r) losses or costs not covered by insurance; (u) impairment of goodwill or intangible assets; (v) inability to achieve expected acquisition-related financial benefits; and other risks and uncertainties described in our 2017 Annual Report on Form 10-K or in any of our filings with the Securities and Exchange Commission (“SEC”).
Certain other factors which may impact our continuing operations, prospects, financial results and liquidity, or which may cause actual results to differ from such forward-looking statements, are discussed or included in the company’s periodic reports filed with the SEC and are available on our website at www.virtus.com under “Investor Relations.” You are urged to carefully consider all such factors.
The company does not undertake or plan to update or revise any such forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this release, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized. If there are any future public statements or disclosures by us which modify or impact any of the forward-looking statements contained in or accompanying this release, such statements or disclosures will be deemed to modify or supersede such statements in this release.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com